UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2015

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure under Item 8.01 is incorporated herein by reference to the extent required.

Item 8.01.	Other Events.

On December 23, 2015, ParkerVision, Inc. (the “Company”) consummated the sale of (i) 10,859,023 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price of $0.19 per share, pursuant to a securities purchase agreement dated December 18, 2015, between the Company and the purchasers identified on the signature pages thereto and (ii) 208,333 shares of the Company’s Common Stock at a price of $0.24 per share, pursuant to a subscription agreement between the Company and one of its directors.  The sale of shares generated total  gross proceeds of approximately $2,100,000.

At the closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors.   The Registration Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015, and such description is incorporated herein by reference.

The press release announcing the consummation of the sales of shares of Common Stock is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press release dated December 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015	PARKERVISION, INC.

	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 23, 2015.